DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 March 12, 2019 Dear Brittany: We’re thrilled to offer you a position with Sonos! In the exempt position of Chief Financial Officer you’ll be based in our Santa Barbara office reporting to Patrick Spence. This letter outlines information related to your compensation and benefits. Attached to this letter is an Addendum A which contains the “Employee Agreement”. The Employee Agreement describes additional material terms and conditions of your employment. You should read this offer letter and the attached Employee Agreement carefully. Base Salary If you decide to join Sonos, you will be paid an initial annual salary of $475,000 (your “Base Salary”), which will be paid semi-monthly in accordance with Sonos’ normal payroll practices as established or modified from time to time. Your Base Salary shall be subject to all of the required and elected deductions, taxes and withholdings. Bonus Eligibility For FY19, you will receive a guaranteed bonus of $50,000, payable in November 2019, subject to you being employed through the payment date. Such bonus shall be subject to all of the required and elected deductions, taxes and withholdings. For FY20, you will be eligible for a discretionary target bonus of 25% of your annual base salary, which will be earned based solely on the company’s performance against its annual target for revenue growth and operating profit. You must remain employed by Sonos through the actual payment date to be eligible to receive any bonus payment. Sonos reserves the right to change its discretionary bonus criteria from time to time in Sonos's sole discretion. Such bonus shall be subject to all of the required and elected deductions, taxes and withholdings. Equity Award If you decide to join Sonos, at the first meeting of the Compensation Committee (the “Committee”) of Sonos' Board of Directors following your start date (“Committee Meeting”) it will be recommended that Sonos grant you an option to purchase shares of Sonos' Common Stock and grant you restricted stock units (“RSUs”) settleable in shares of Sonos’ Common Stock. Subject to approval by the Committee, the option grant will give you the right to purchase up to 500,000 shares of Common Stock at a price per share equal to the fair market value of Sonos’ Common Stock on the date of grant, as determined by the Committee at the Committee Meeting. Subject to approval by the Committee, the grant of RSUs will give you the right to receive shares of Common Stock in an aggregate value of up to $6,000,000 as determined by the Committee on the date of grant. 1

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 The Company currently intends, that the number of RSUs will be determined by dividing $6,000,000 by the average closing price of Sonos’ Common Stock over all trading days over the 30 calendar days immediately preceding the grant date. The option shares and the RSUs will vest as follows: 25% of the RSUs will vest 12 months after your grant date, subject to your continuing employment with Sonos on such vesting date. The remaining RSUs will vest quarterly over the next three years in equal quarterly installments, in each case, however, subject to your continuing employment with Sonos on each such vesting date. The option and RSU grants will be subject to the terms and conditions of Sonos' 2018 Equity Incentive Plan and Sonos’ standard forms of award agreements thereunder. Transportation Benefit Until permanent relocation to Santa Barbara, during your employment with Sonos, Sonos will provide air travel from/to San Francisco. Relocation Plus Relocation, our relocation vendor, will provide reimbursement and assistance with costs related to relocation such as movers, temporary housing, etc., up to a total maximum of $30,000, subject to your execution of the Relocation Agreement, the terms and conditions outlined therein, the Company’s Relocation Policy, and applicable IRS rules, all as in effect from time to time. Benefits Regular full-time employees working 30 or more hours per week will be eligible to receive benefits that are provided to U.S. employees. These presently include benefits such as life and health (medical, dental & vision) insurance, paid time off, and a 401(k) plan. For a more detailed understanding of the benefits and the eligibility requirements, please consult the summary plan descriptions for the programs and Sonos’ Employee Handbook, which will be made available to you during your new hire orientation. Sonos reserves the right to discontinue, suspend, or to modify such plans, programs and practices at any time in Sonos’ sole discretion. Important Terms and Conditions of Employment There are several important terms and conditions of employment at Sonos of which you should be aware. These terms, which are explained in the attached Employee Agreement, generally apply to all U.S. employees of Sonos in the same manner as they will apply to you. This offer of at-will employment is expressly conditioned upon a satisfactory background check, and your acceptance and execution of both the Employee Agreement and Arbitration Agreement (respectively attached as Addendum A and B). Please accept this offer by signing and dating below no later than March 29, 2019. If you accept our offer, we anticipate that your first day of employment would be April 22, 2019. In accepting this offer of employment, you represent and warrant that you are not relying upon any representation or statement except those terms set forth in this letter. You acknowledge that this letter supersedes all prior representations regarding the terms and condition of your employment. 2

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 We look forward to having you join us as we lead the music-listening revolution. ACCEPTED AND AGREED: Brittany Bagley EMPLOYEE SIGNATURE SIGNATURE DATEMarch 29, 2019 | 10:04 AM PDT Sonos, Inc. Patrick Spence Chief Executive Officer 3

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 Addendum A Employee Agreement (At Will Employment, Confidential Information, and Invention Assignment Agreement) As a condition of your employment with Sonos, Inc., its subsidiaries, affiliates, successors or assigns (collectively, “Sonos”), and in consideration of your employment with Sonos and your receipt of the compensation now and hereafter paid to you by Sonos, you agree to the following terms and conditions outlined in this At Will Employment, Confidential Information, and Invention Assignment Agreement (“Employee Agreement”). This Employee Agreement shall be effective as of the date you sign below. Terms not defined herein shall have the meaning set forth in the accompanying offer letter. 1. Specifics of Employment. A. At Will Employment. Your employment shall be on an at-will basis. As an at-will employee, either you or Sonos can terminate your employment at any time and for any reason or no reason, with or without prior notice. As a result, nothing in the offer letter (including the Addendum(s) ) is a promise or guarantee of employment for any specific period of time or continued employment. Any contrary representations, which may have been made to you, are superseded by this Employee Agreement. Sonos also retains the right to make all other decisions concerning your employment (e.g., changes to your position, title, level, responsibilities, compensation, job duties, reporting structure, work location, work schedule, goals or any other managerial decisions) at any time, with or without cause or advance notice, as it deems appropriate in its sole discretion. Although your job duties, title, compensation and benefits, as well as Sonos’ personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of Sonos. By signing this employment agreement, you understand and acknowledge that your employment with Sonos is for an unspecified duration and constitutes “at-will” employment. You also understand that any representation to the contrary is unauthorized and not valid unless obtained in writing and signed by the chief executive officer of Sonos. You acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of Sonos or yourself, with or without notice. B. Compliance with Sonos Standards; Cooperation. As a Sonos employee, you will be expected to abide by Sonos' policies, rules and standards of conduct outlined in the Employee Handbook, as well as this Employee Agreement. To this end, Sonos expects you to comply at all times with Sonos’ policies, including without limitation standards of professionalism, respect for others, data security policy, facilities and IT systems policies, and Sonos Purchasing Policy. All relevant policies shall be provided to you following your start date. You may be required to acknowledge receipt of and intended compliance with any such policy statements provided to you. You additionally represent and warrant that you shall observe and comply with all applicable laws, ordinances, codes and regulations of governmental agencies, including federal, provincial, state, municipal and local governing bodies, in performing your employment duties hereunder. You also agree that, during the term of your employment with Sonos and at all times thereafter, upon reasonable request, you will fully cooperate with Sonos and/or its representatives, without additional compensation, concerning any business matters or disputes of any kind about which you have, or may have, any relevant information. 4

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 C. Background Check. Sonos reserves the right to conduct background investigations and/or reference checks on all of its potential employees prior to hire and during employment. The offer of employment may be rescinded at any time in the event of unsatisfactory background investigation and/or reference check results. If required by law, you will receive a disclosure regarding the nature and scope of the background check Sonos plans to conduct on you and a consent form to authorize Sonos to conduct such background check under separate cover. 2. Confidential Information. A. Sonos Confidential Information. You agree at all times during your employment and thereafter, to hold in strictest confidence, and not to use (except for the benefit of Sonos), and not to disclose to any person, firm or corporation without written authorization of the Board of Directors of Sonos, any Confidential Information of Sonos, except under a non- disclosure agreement with a third party duly authorized and executed by Sonos. you understand that “Confidential Information” shall mean any and all confidential and/or proprietary knowledge, data or information of Sonos, its affiliates, parents and subsidiaries, whether having existed, now existing, or to be developed during your employment. By way of illustration but not limitation, “Confidential Information” includes: (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques and any other proprietary technology and all patents, copyrights and/or other proprietary rights therein; (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Sonos business, suppliers and supplier information, and purchasing; (c) information regarding customers and potential customers of Sonos, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Sonos, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of Sonos and other non-public information relating to customers and potential customers; (d) information regarding any of Sonos’ business partners and their services, including names; representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by Sonos, and other non-public information relating to business partners; (e) information regarding personnel, contractors, employee lists, compensation, and employee and contractor skills; and (f) any other non-public information which a competitor of Sonos could use to the competitive disadvantage of Sonos. “Confidential Information” shall not include information that: (1) is or becomes a matter of public knowledge through no fault of yours or without violation of any duty of confidentiality by you; or (2) is rightfully received by you from a third party without a duty of confidentiality. Further, nothing in this Employee Agreement shall prohibit you from discussing the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act. B. Former Employer Information. You agree that you will not, during your employment with Sonos, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that you will not bring onto the premises of Sonos any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. C. Third Party Information. You recognize that Sonos has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Sonos’ part to maintain the confidentiality of such information and to use it only for certain 5

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 limited purposes. You agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out your work for Sonos consistent with Sonos’ agreement with such third party. 3. Inventions. A. Inventions Retained and Licensed. Upon signing the Employee Agreement, you will be prompted to review a separate attachment titled “List of Prior Inventions” where you will list all inventions, original works of authorship, developments, improvements, and trade secrets which were made by you prior to your employment with Sonos, which belong to (or are otherwise controlled by) you (collectively referred to as “Prior Inventions”), and which you do not wish to be assigned to Sonos hereunder; or, if no such list is outlined, you represent that there are no such Prior Inventions. Upon signing the Employee Agreement, the List of Prior Inventions will be provided electronically as a separate attachment. If, during your employment with Sonos, you incorporate into a Sonos product, process or service a Prior Invention, you hereby grant to Sonos a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto. B. Assignment of Inventions. You agree that you will promptly make full written disclosure to Sonos, and will hold in trust for the sole right and benefit of Sonos, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, algorithms, databases, computer programs, formulae, techniques, graphics or images, audio or visual works, trademarks or trade secrets, in each case whether or not patentable or registrable under copyright or similar laws, which you may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time you are in the employ of Sonos (collectively referred to as “Inventions”), except as provided in Section 3.E below. You further acknowledge that all Inventions which are made by you (solely or jointly with others) within the scope of and during the period of your employment with Sonos and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act and other intellectual property laws, and you hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to Sonos and its successors and assigns, without further compensation, all of your right, title and interest in all such Inventions, and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (collectively, “Intellectual Property Rights”). You understand and agree that the decision whether or not to commercialize or market any invention developed by you solely or jointly with others is within Sonos’ sole discretion and for Sonos’ sole benefit and that no royalty will be due to you as a result of Sonos’ efforts to commercialize or market any such Invention. Further, you hereby waive all claims to any moral rights or other special rights which you may have or accrue in any Inventions or Intellectual Property Rights. C. Maintenance of Records. You agree to keep and maintain adequate and current written records of and documentation underlying all Inventions made by you (solely or jointly with others) during the term of your employment with Sonos. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by Sonos. The records will be available to and remain the sole property of Sonos at all times. D. Patent and Copyright Registrations. You agree to assist Sonos, or its designee, at Sonos’ expense, in every proper way to secure Sonos’ rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Sonos of all pertinent information and data with 6

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Sonos shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Sonos, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions or Intellectual Property Rights relating thereto. You further agree that your obligation to execute or cause to be executed, when it is in your power to do so, any such instrument or papers shall continue after the termination of this Employee Agreement and/or your employment with Sonos. If Sonos is unable because of your mental or physical incapacity or for any other reason to secure your signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to Sonos as above, then you hereby irrevocably designate and appoint Sonos and its duly authorized officers and agents as your agent and attorney in fact, to act for and in your behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by you. E. Exception to Assignments. You understand that the provisions of this Employee Agreement requiring assignment of Inventions to Sonos do not apply to any invention that you developed entirely on my own time without using Sonos’ equipment, supplies, facilities, or trade secrets, except for those inventions that either (i) relate to Sonos actual or anticipated business, research or development, or (ii) result from or are connected with work performed by you for Sonos. Specifically, you understand that my agreement to assign Inventions does not apply to any invention which qualifies fully for protection from assignment to Sonos under the provisions of California Labor Code Section 2870 or Washington state law as set forth in the Revised Code of Washington 49.44.140 (the text of which are attached hereto as Exhibit A) or any other similar applicable federal or state law related to the assignment of employee inventions (collectively, the “Excluded Inventions Laws”). You will advise Sonos promptly in writing of any inventions that You believe are excluded from assignment by virtue of meeting the criteria in California Labor Code Section 2870, the Revised Code of Washington 49.44.140 or any other applicable Excluded Inventions Law and are not otherwise disclosed on the List of Inventions. F. Obligation to Keep Sonos Informed About Post-Employment Inventions/Intellectual Property Rights. For the six-month period following the termination of my employment from Sonos, you agree that you will promptly disclose to Sonos fully and in writing all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, algorithms, databases, computer programs, formulae, techniques, graphics or images, audio or visual works, inventions authored, conceived or reduced to practice by me, either alone or jointly with others (the “Post-Employment Inventions”) and/or all United States or foreign patent, copyright or other intellectual property right(s) filed by you (solely or with others) and/or on my behalf (the “Post-Employment Intellectual Property Rights”) if such intellectual property or Intellectual Property Rights related to products or projects on which you worked or to which you had access during your Sonos employment. You agree that Sonos will have the right to request information from you related to the Post-Employment Inventions or Post-Employment Intellectual Property Rights (including, information related to the date of conception and/or implementation) for purposes of determining whether the Post-Employment Invention at issue uses, is derived from, and/or otherwise misappropriates Sonos’ trade secrets and/or Confidential Information and/or was developed during your Sonos employment and/or using Sonos’ property. Nothing herein limits Sonos’ right to pursue all remedies to protect its intellectual property. Sonos will keep in confidence and will not use for any purpose or disclose to third parties without your consent any confidential information disclosed in writing to Sonos pursuant to this subparagraph. G. Use of Image of Likeness. You authorize Sonos to use your name, picture, signature, voice, image and/or likeness during your employment by Sonos and at any time 7

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 thereafter. Further, you waive all claims you may now have or may ever have against Sonos and its officers, directors, employees and agents arising out of Sonos’ use, adaptation, reproduction, modification, distribution, exhibition or other commercial exploitation of your name, picture, signature, voice, image and/or likeness, including, but not limited to right of privacy, right of publicity and celebrity, use of voice, name or likeness and copyright infringement. 4. Conflicts. A. Conflicting Employment. You agree that, during the term of your employment with Sonos, you will not engage in any other employment, occupation or consulting directly related to the business in which Sonos is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to Sonos. B. Conflicting Obligations. By accepting your offer of employment, you represent and warrant that your employment with Sonos and the performance by you of your duties as a Sonos employee do not and will not breach or contravene: (i) any agreement or contract (including, without limitation, any employment or consulting agreement, any agreement not to compete, or any confidentiality or nondisclosure agreement) to which you are a party; or (ii) any obligation you may otherwise have under applicable law to any former employer or to any person to whom you have provided consulting services. You further represent and warrant that you have disclosed to Sonos the details of all agreements, contracts and/or obligations relevant to clauses (i) and (ii) above. 5. Returning Company Documents. You agree that, at the time of leaving the employ of Sonos (or earlier, if requested), You will deliver to Sonos (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, emails, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items (including electronic copies) developed by you pursuant to you employment with Sonos or otherwise belonging to Sonos, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 3.C. 6. Notification of New Employer. If you leave the employ of Sonos, you hereby grant consent to notification by Sonos to your new employer about your obligations under this Employee Agreement. If you were offered employment or the opportunity to enter into any business venture as owner, partner, consultant or other capacity, you agree to inform your potential employer, partner, co-owner and/or others involved managing the business with which you have an opportunity to be associated of your obligations under this Employee Agreement and also agree to provide such person or persons with a copy of this Employee Agreement (if so requested). 7. No Expectation of Privacy. You acknowledge and agree that you do not have any privacy interest in any items or material stored on Sonos’ premises or property, including without limitation any files or data stored on Sonos’ computers, network and/or phones (including cell phones), such as email, pictures or documents, whether in an active state, or obtained from restored backups, and regardless of whether such files or data had previously been deleted by me. Without limiting the foregoing, you further acknowledge that the full contents of you email and stored data may be made known to or disclosed to other Sonos employees as required in the normal course of Sonos’ operations, both during and after your employment with Sonos. You authorize Sonos to monitor communications made by you using Sonos’ property, facilities and resources, and the right to search and enter all areas of Sonos’ premises, including any locked desks or drawers. You also authorize Sonos to search any of your personal computers, personal cell phones or other electronic or storage devices to the extent such devices are used by you: (i) to store or transmit Confidential Information; or (ii) to discharge your duties or conduct business on behalf of Sonos. 8

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 8. Remedies. A. Equitable Relief. You understand that if You violate the terms of this Employee Agreement while You are employed by Sonos, you will be subject to disciplinary action up to and including discharge from your employment. You further agree and acknowledge that the non-disclosure and assignment of Invention covenants and undertakings in Sections 2 and 3 of this Employee Agreement relate to matters that are of a special, unique and extraordinary character and that a violation or breach of any of the restrictive covenants or assignment clauses in this Employee Agreement will cause irreparable harm to Sonos, the full amount of which will be impossible to estimate or determine and which cannot be adequately compensated. For that reason, you agree that if you breach any of your confidentiality or assignment obligations under this Employee Agreement, monetary compensation shall be inadequate to compensate Sonos for such breach. You therefore agree that, in the event of a breach or threatened breach of the confidentiality and/or assignment of Invention obligations by you, Sonos is entitled, in addition to any of the other rights, remedies or damages available to Sonos, to a temporary restraining order, a preliminary injunction and a permanent injunction in order to prevent or to restrain any breach or threatened breach by you or any of your partners, co-venturers, employers, employees, agents, representatives or any other persons directly or indirectly acting for you. Sonos may apply for such injunctive relief in any court of competent jurisdiction without the necessity of posting any bond or other security. B. Reimbursement. You agree to reimburse Sonos for any costs resulting from or related to any claims, liabilities and damages arising from any claim brought against Sonos by a former employer(s) alleging that you are in breach of any legal obligations that you owe to any former employer(s). If such a claim is started against Sonos then Sonos shall have the option, exercisable in its sole discretion, to terminate your employment immediately, consistent with the at-will nature of our relationship. C. Attorneys’ Fees. If you breach this Employee Agreement, you agree that Sonos, if the prevailing party, shall be entitled to recover its reasonable attorneys’ fees and costs, to the extent such recovery is not prohibited by law. This remedy shall be in addition to, and not as an alternative to, any other remedies at law or in equity available to Sonos. 9. General Provisions. A. Governing Law. This Employee Agreement shall be governed by and construed and interpreted in accordance with the laws of the state in which you are employed by Sonos, without regard to its conflict of laws. B. Arbitration Agreement/Venue/Jury Waiver. You acknowledge that you have executed an Arbitration Agreement contemporaneously with this Employee Agreement and agree that the Arbitration Agreement shall govern whether a particular dispute must be submitted to arbitration or may proceed in the courts. As set forth in the Arbitration Agreement and as reaffirmed herein, Sonos and you agree that any claims for equitable relief or declaratory judgment by either Sonos or you arising out of the non-disclosure or assignment of Inventions provisions set forth in Sections 2 and 3 of this Employee Agreement are expressly excluded from the agreement to arbitrate certain claims as provided in the Arbitration Agreement. Sonos and you further agree that any such causes of action shall be commenced and maintained in any state or federal court located within the state in which you are employed by Sonos and you hereby submit to the personal jurisdiction of such court. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this employee agreement or the transactions contemplated hereby. 9

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 C. Entire Agreement. This Employee Agreement sets forth the entire agreement and understanding between Sonos and you relating to the subject matter herein and supersedes all prior discussions or representations between us including, but not limited to, any representations made during your interview(s) or offer negotiations, whether written or oral, except for the Arbitration Agreement. No modification of or amendment to this Employee Agreement, nor any waiver of any rights under this Employee Agreement, will be effective unless in writing signed by an authorized representative of Sonos and you. D. Severability/Modification. If any of the provisions of this Employee Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the remainder of this Employee Agreement, but rather the remainder of this Employee Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be enforced accordingly. Moreover, if one or more of the provisions contained in this Employee Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body or arbitrator by limiting, revising or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The parties hereby agree that the language of all parts of this Employee Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties. E. Successors and Assigns. This Employee Agreement will be binding upon your heirs, executors, administrators and other legal representatives. Sonos shall have the right to assign this Employee Agreement to its successors and assigns without consent by you, and all covenants and agreements hereunder shall ensure to the benefit of and are enforceable by said successors and assigns. You do not have the right to assign this Agreement. F. No Abandonment Regardless of Material Change. You agree that Sonos may modify or change your position, duties, compensation, benefits, responsibilities, and/or any other terms and conditions of employment as it deems appropriate in its sole discretion. Any such changes to the terms and conditions of my employment (whether material or immaterial) shall not alter or modify your obligations as set forth herein and shall not be construed as an intent or agreement to abandon this agreement, to create a new employment relationship, and/or to relieve you of your obligations hereunder (unless such agreement or intent is expressly and specifically set forth in writing by Sonos). You acknowledge and agree that this Employment Agreement shall remain in full force and effect regardless of any change in the terms and conditions of my employment (whether material or immaterial). G. Waiver. Sonos may waive any breach by you of any provision of this Employment Agreement expressly in writing in its sole discretion. Any waiver by Sonos of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. H. Survival. You understand and agree that your obligations under this Employment Agreement shall survive the termination of this Employment Agreement and/or your employment regardless of the manner of such termination and shall be binding upon your heirs, executors, administrators and legal representatives. 10. Acknowledgment/Independent Legal Advice. You acknowledge that you have carefully read and considered the provisions of this Employment Agreement. You further acknowledge that you have had the opportunity to seek legal advice, and have either obtained such advice with regard to this Employee Agreement or have chosen not to do so. You agree that the restrictions and covenants set forth in this Employee Agreement are fair and reasonable 10

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 and are necessary for the protection of the interests of Sonos and its business, officers, directors and employees. Accepted and agreed: Brittany Bagley EMPLOYEE SIGNATURE SIGNATUREMarch 29, DATE2019 | 10:04 AM PDT Sonos, Inc. Patrick Spence Chief Executive Officer 11

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 Addendum B Arbitration Agreement This Arbitration Agreement (“Arbitration Agreement”) is entered into by and between Sonos, Inc. and its affiliates and successors (referred to herein as the “Sonos”) and Brittany Bagley (referred to herein as “You”). 1. Agreement to Arbitrate. a. Mutual Agreement to Arbitrate Certain Claims/Issues. In consideration of Sonos’ offer of employment and/or continued employment to You and your acceptance of the same, You and Sonos agree that any and all existing or future disputes or claims related to your employment with Sonos (including, but not limited to, the termination of your employment with Sonos), except those claims and disputes identified below in subparagraph (b) of this Section, will be resolved by final and binding arbitration and that no other forum for dispute resolution will be available to either party. Except as set forth in Section 1(b) or otherwise prohibited by applicable law, claims subject to arbitration include, but are not limited to: (i) Claims related to your employment, change in employment status, and/or termination of employment with Sonos; (ii) Claims under any California, Massachusetts, New York, Washington, or any other state, federal and/or municipal statute, regulation, ordinance, law and/or executive order (as amended) relating to employment, discrimination (including discrimination on the basis of race, color, religion, creed, sex, sex harassment, sexual orientation, age, gender identity, marital status, familial status, pregnancy, national origin, ancestry, alienage, handicap, disability, present or past history of mental disorders or physical disability, veteran’s status, candidacy for or activity in a general assembly or other public office, or constitutionally protected acts of speech), fair employment practices, or other terms and conditions of employment, including, but not limited to, the Age Discrimination in Employment Act and Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Americans With Disabilities Act (42 U.S.C. § 12101 et seq.), the Immigration Reform and Control Act (8 U.S.C. § 1101 et seq.), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”); the California Fair Employment and Housing Act, the Massachusetts Fair Employment Practices Statute (M.G.L. c. 151B § 1 et seq.), the Massachusetts Equal Rights Act (M.G.L. c. 93 §102), the Massachusetts Civil Rights Act (M.G.L. c. 12 §§ 11H & 11I), the Massachusetts Privacy Statute (M.G.L. c. 214 § 1B), the Massachusetts Sexual Harassment Statute (M.G.L. c. 214 § 1C), the Massachusetts law against retaliation (M.G.L. c. 19C, §11), the New York State Human Rights Law (N.Y. Exec. Law § 290 et seq); the New York City Human Rights Law (N.Y.C. Admin. Code § 8–101 et seq.); the New York Equal Rights Law (N.Y. Civ. Rights Law §§ 40 to 45); the Washington Law Against Discrimination (RCW Chapter 49.60); and the Seattle Fair Employment Practices Ordinance (Seattle Municipal Code 14.04); (iii) Claims under any California, Massachusetts, New York, Washington, or any other state, federal and/or municipal statute, regulation, ordinance, law and/or executive order (as amended) relating to leaves of absence, layoffs or reductions-in-force, wages, hours, or other terms and conditions of employment, including, but not limited to, the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Family and Medical Leave Act (29 U.S.C. § 2601 et seq.), the 12

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), COBRA (29 U.S.C. § 1161 et seq.), the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.), the California Family Rights Act (Cal. Gov. Code §§ 12945.1- 12945.2), the California Pregnancy Disability Leave Act (Cal. Gov. Code § 12945), the California School Activities Act (Cal. Labor Code § 230.8), the California Healthy Workplace Health Family Act (Cal. Labor Code §§ 245-249), the Cal-WARN Act (Cal. Labor Code §§ 1400-1408), the California wage payment laws (Cal. Labor Code §§ 200 through 244); the California Overtime Law (Cal. Labor Code §§ 500-552), the California Minimum Wage Law (Cal. Labor Code § 1182.12), the Massachusetts Small Necessities Leave Act (M.G.L. c. 149, §52D), the Massachusetts Parental Leave Law (M.G.L. c. 149, §105D), the Massachusetts Wage Act (M.G.L. c. 149 § 148 et. seq.), the Massachusetts Minimum Fair Wages Act (M.G.L. c. 151 § 1 et. seq.), the Massachusetts Equal Pay Act (M.G.L. c. 149 § 105A), the Massachusetts Paid Sick Leave law (M.G.L. c. 149, §§ 148C; 148D); Article 6 of the New York Labor Law (N.Y. Lab. Law §§ 190- 199-A), including the New York Wage Payment Act (N.Y. Lab. Law § 190, et seq.); the New York State Minimum Wage Law; all New York Labor Standards; all New York Wage and Hour Laws; the Washington Payment of Wages Law (RCW 49.48.010 and 49.52.050); the Washington Overtime Law (RCW 49.46.130); the Seattle Minimum Wage Ordinance; the Washington State Family Care Act (RCW 49.12.265 et seq); and the Washington Family Leave Act (RCW 49.78); (iv) Claims under any California, Massachusetts, New York, Washington, or any other state, federal and/or any other common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud, negligence, or any claim to attorneys’ fees under any applicable statute or common law theory of recovery; (v) Claims under any California, Massachusetts, New York, Washington, or any other state, federal and/or municipal statute, regulation, ordinance, law or executive order (as amended) relating to whistleblower protections, violation of public policy, or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002; the New York Whistleblower & Retaliation Laws (N.Y. Lab. Law §§ 740, 741, and 215); the New York Nondiscrimination for Legal Actions Laws; (vi) Claims under any Sonos’ compensation, benefit, stock option, incentive compensation, bonus, restricted stock, and/or equity plan, program, policy, practice or agreement, or any other type of employment-related agreement, contract or policy; and/or (vii) Any other claim arising under other state, federal, municipal or other local law not specifically itemized herein. The parties also agree that the arbitrator shall have the power and authority to interpret this Agreement and to decide whether a certain dispute or claim is subject to arbitration under this Agreement. This power and authority to determine arbitrability is hereby expressly delegated to the appointed arbitrator and not to any judge or court. The parties agree that this agreement to arbitrate also covers claims brought by You against Sonos’ agents, officers or other employees for actions they may have taken in connection with your employment. b. Claims Excluded from Agreement to Arbitrate/Choice of Venue for Such Claims: The agreement to arbitrate in Section 1(a) does not apply to claims for benefits under state unemployment insurance or workers compensation programs. In addition, this Agreement does not prohibit You from filing a claim or participating in an investigation, hearing or proceeding 13

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 with a local, state or federal administrative agency, including the EEOC, the Department of Labor, the National Labor Relations Board, the Massachusetts Commission Against Discrimination, the California Department of Fair Employment and Housing, the New York City Commission on Human Rights, the New York State Division of Human Rights, the Washington State Human Rights Commission and/or any other federal or state administrative agency. (However, this Agreement does preclude You from pursuing any such claim in court). In addition, this agreement to arbitrate expressly excludes and does not apply to claims for equitable relief or declaratory judgment by either You or Sonos arising out of: (i) the non- disclosure or assignment of inventions provisions set forth in Sections 2 and 3 of the At Will Employment, Confidential Information, and Invention Assignment Agreement (the “Employee Agreement”); (ii) state or federal trade secret laws; and/or (iii) state or federal intellectual property laws. You understand and agree that violations of the non-disclosure or assignment of inventions provisions of the Employee Agreement, state or federal trade secret laws and/or state or federal intellectual property laws could cause irreparable and unique injury and that money damages would not provide an adequate remedy for such injury. Accordingly, You and Sonos agree that the parties could not effectively pursue all available rights and remedies (including equitable relief) for such claims in an arbitration proceeding and that such claims must therefore be excluded from the agreement to arbitrate. All claims excluded from arbitration under this Section shall be commenced and maintained in any state or federal court located within the state in which You are employed by Sonos. 2. No Class Actions or Arbitrations. You and Sonos agree that the arbitrator may only hear the parties’ individual claims and will not have the authority: (i) to consolidate the claims of other employees; (ii) to fashion a proceeding as a class or collective action; and/or (iii) to award relief to a group or class of employees in one arbitration proceeding. In other words, You must pursue all claims subject to arbitration as an individual and may not pursue such claims as part of a class. You represent, agree, and acknowledge that You will be able to effectively pursue your rights and any and all claims against Sonos in an individual arbitration according to the terms of this Arbitration Agreement. 3. Procedure, Deadline for Filing Of Claims Subject to Agreement to Arbitrate, Rules of Arbitration, Confidentiality. You and Sonos agree that arbitration proceedings shall be conducted by the American Arbitration Association (“AAA”) pursuant to the Federal Arbitration Act, and in accordance with the Employment Arbitration Rules and Mediation Procedures, (available on-line at www.adr.org), which are incorporated herein by reference. The parties agree that any and all claims subject to arbitration under this Agreement must be initiated with the AAA within the statute of limitations period prescribed for such claims under applicable law. As set forth in Rule 4 of the Employment Arbitration Rules and Mediation Procedures, a party may initiate arbitration by filing a Demand for Arbitration in writing with the AAA. If You file such a Demand, please also send a copy of to Sonos’ Legal Department, Attention: General Counsel. Alternatively, the parties may submit a joint request for arbitration in writing. No demand for arbitration may be made after the date when the institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute of limitation. The parties agree that a neutral arbitrator will be selected in accordance with the Employment Arbitration Rules and Mediation Procedures and further agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment or motions to dismiss prior to any arbitration hearing. The parties also agree that the arbitrator shall have the power to award any remedies, including attorney’s fees and costs, available under applicable law. The parties agree that any decision of the arbitrator must be in 14

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 writing. The arbitrator’s decision shall be final and binding on both You and Sonos and shall be enforceable by any court having proper jurisdiction. The arbitrator shall maintain the confidentiality of the arbitration and shall have the authority to make appropriate rulings to safeguard that confidentiality unless the parties agree otherwise or the law provides to the contrary. 4. Governing Law/Location of Arbitration. This Agreement shall be governed by and construed and interpreted in accordance with the Federal Arbitration Act, 9 U.S.C. §§ 1-16. You and Sonos agree that any and all arbitrations between the parties compelled and contemplated by this Agreement shall be held within the state in which You are employed by Sonos. 5. Cost of Arbitration. The parties agree that Sonos shall pay for any administrative or hearing fees and/or costs charged by the arbitrator or the AAA. 6. Attorney’s Fees. You and Sonos each shall bear your own attorneys’ fees incurred in connection with the arbitration, and the arbitrator will not have the authority to order attorneys’ fees unless an agreement between You and Sonos or a statute or law at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys’ fees as permitted under the applicable law or agreement. 7. Jury Waiver. YOU AND SONOS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO YOUR EMPLOYMENT. 8. Consideration to Support Agreement. You and Sonos agree that there is sufficient and adequate consideration to support your mutual obligations under this Agreement. Specifically, You acknowledge that You are offered employment or continued employment in consideration of your promise to arbitrate certain claims related to your employment as set forth in this Agreement. In addition, the mutual promises of Sonos and You to resolve certain claims by arbitration in accordance with the provisions of this Arbitration Agreement, rather than through the courts, provide consideration for this Agreement. 9. Acknowledgment of Waiver of Rights. You understand and acknowledge that by signing this agreement, you are waiving the following rights: (i) your right to pursue class or collective action against Sonos in any forum, whether through the courts or through arbitration; (ii) your right to a trial or hearing before a court of any and all present or future claims against Sonos subject to arbitration under this arbitration agreement; and (iii) any right to trial by jury for any and all present or future claims related to your employment. 10. Voluntary Agreement. You represent that You have read the terms of the foregoing agreement, that You fully understand its terms, and are voluntarily executing the same. You acknowledge that You have been advised to consult with an attorney before signing this agreement and that You have had a sufficient opportunity to do so. 11. Complete Agreement. This Arbitration Agreement contains the complete agreement between Sonos and You regarding the subject of arbitration and dispute resolution and supersedes any and all prior written, oral or other types of representations and agreements between Sonos and You, if any, related to the subject of dispute resolution of any kind, except for the Employee Agreement. 12. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the 15

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2

provisions, and parts thereof, of this Arbitration Agreement are declared to be severable. Moreover, if one or more of the provisions contained in this Arbitration Agreement shall for any reason be held to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting, revising or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The parties hereby agree that the language of all parts of this Arbitration Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

13. Modification. This Arbitration Agreement may be modified only in a writing, which expressly refers to this Agreement and You by full name and which is signed by You and an authorized representative of Sonos.

14. Successors and Assigns. This Arbitration Agreement will be binding upon Your heirs, executors, administrators and other legal representatives. Sonos shall have the right to assign this Arbitration Agreement to its successors and assigns without consent by You, and all covenants and agreements hereunder shall ensure to the benefit of and are enforceable by said successors and assigns. You do not have the right to assign this Arbitration Agreement.

You represent that you have read the foregoing Arbitration Agreement, fully understand its terms and conditions, and are voluntarily executing the same. In entering into this Arbitration Agreement, you did not rely on any representation, promise or inducement made by Sonos with the exception of the terms and conditions set forth in this document.

Accepted and agreed:

Brittany Bagley

EMPLOYEE SIGNATURE
DocuSigned by:
Brittany Bagley
SIGNATURE DATE March 29, 2019 | 10:04 AM PDT

S
o
n

Sonos, Inc.

Patrick Spence
Chief Executive Officer

16

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Identifying Number or Brief Description	Date
______________________	______________________	______________________

ACCEPTED AND AGREED:

Brittany Bagley

EMPLOYEE SIGNATURE
DocuSigned by:
Brittany Bagley
B4B5550C4788451...

SIGNATURE DATE March 29, 2019 | 10:04 AM PDT

Sonos, Inc.

Patrick Spence
Chief Executive Officer

17

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 Exhibit A CALIFORNIA LABOR CODE SECTION 2870 INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. 18

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 Relocation Agreement This Relocation Agreement (the “Agreement”) is entered into on March 12, 2019 by and between Brittany Bagley and Sonos, Inc. (the “Company”). WHEREAS, Employee has been offered employment by the Company in its Santa Barbara office (the “Designated Office”); WHEREAS, the Company has agreed to provide financial assistance to Employee with respect to certain relocation expenses, subject to the terms of this Agreement and as set forth in the attached Relocation Policy (the “Relocation Policy”); WHEREAS, Employee acknowledges and agrees that he/she will repay the Company for the relocation expenses paid by the Company if he/she terminates his/her employment with the Company for any reason on or before the one-year anniversary of the date on which Employee commences his/her employment with Sonos. NOW THEREFORE, for good and valuable consideration, Employee and the Company agree as follows: 2. Relocation Expenses. Subject to the terms and conditions set forth herein and provided Employee executes and returns this Agreement to the People Department on or before the start date of employment, the Company agrees to pay for certain fees, expenses, and costs which are incurred by Employee in connection with his/her relocation up to, but not to exceed the gross sum of the amount set forth in the offer letter presented to the Employee, in accordance with the attached Relocation Policy (the “Relocation Expenses”). 3. Repayment Obligation Upon Resignation of Employment by Employee. Employee acknowledges and agrees that, if Employee resigns his/her employment for any reason at any time on or prior to the one year anniversary of the date Employee commences his/her employment at the Designated Office, he/she will repay the Relocation Expenses paid by the Company within 30 days of the resignation notice. Employee agrees that he/she shall pay all of the payments owed under this Section in cash or by certified check on or before the date of termination from employment. 4. Termination By The Company. If the Company terminates Employee’s at-will employment for any reason, at any time on or prior to the one-year anniversary of the date Employee commences his/her employment, the Employee will not be obligated to repay the Relocation Expenses. 5. Authorization To Deduct From Wages. Employee further agrees that, if Employee fails to pay the Company the full amount of the Relocation Expenses on or before his/her termination date in accordance with his/her obligations hereunder, the Company is hereby authorized, to the extent permitted by local law, to deduct all amounts owed to the Company under this Agreement from any and all payments due to him/her by the Company at the time of termination, including without limitation, any unreimbursed business expenses, accrued but unused vacation pay, his/her final wages, earned commissions, and bonus payments. To this end, Employee agrees to execute a form, to be prepared by the Company, authorizing the Company to withhold the specific amount that is due. 19

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 6. Complete Agreement; Miscellaneous. This Agreement and the attached Relocation Policy, which is incorporated herein by reference, set forth the complete agreement between Employee and the Company with respect to the payment of any Relocation Expenses. Employee agrees that each provision and the subparts of each provision in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of this Agreement. In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either Employee or the Company. This Agreement may not be changed, amended, modified, altered or rescinded except upon the express written consent of both Employee and an authorized Company officer. Any waiver of any provision of this agreement by the Company shall not constitute a waiver of any other provision of this Agreement unless the Company expressly so indicates otherwise. 7. No Modification of At-Will Relationship. Employee and the Company agree that this Agreement does not in any way modify or limit the at-will nature of his/her employment by the Company. Nothing in this Agreement should be taken as a guarantee of continued employment, a specific term of employment and/or a contract of employment and at all times Employee will be expected to meet the Company’s performance standards. Nothing in this Agreement should be construed to be a guarantee of continued employment for one year. 8. Legal Fees. Should the Company prevail in any action against Employee to enforce the terms of this Agreement, Employee acknowledges and agrees that he/she shall be responsible for the payment of the Company’s legal fees and costs, including reasonable attorney’s fees. 9. Consent. Employee represents that he/she has read the foregoing Agreement, that he/she fully understands the terms and conditions of the Agreement and is voluntarily executing the same. IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of the date written below ACCEPTED AND AGREED: Brittany Bagley EMPLOYEE SIGNATURE SIGNATUREMarch 29, DATE 2019 | 10:04 AM PDT Sonos, Inc. Patrick Spence Chief Executive Officer 20

DocuSign Envelope ID: BC1981F4-91B5-445B-AB18-CBAF6038EEB2 21